UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 25, 2008

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY		10532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

Acorda Therapeutics, Inc. (the “Registrant”) announced in a press release issued December 1, 2008 that Mr. John Kelley was elected to the Board of Directors (the “Board”) of the Registrant on November 25, 2008. Mr. Kelley’s term as a director will expire on the date of the annual meeting of the stockholders of the Registrant in 2010. The Board has not yet determined on which Board committees, if any, Mr. Kelley will serve.

Mr. Kelley will be entitled to receive compensation in accordance with the Registrant’s compensation policy for outside directors, which policy has been previously disclosed in the Registrant’s Proxy Statement filed with the Securities and Exchange Commission on April 18, 2008.  Under that policy, Mr. Kelley will receive an annual fee of $25,000; an initial equity grant of stock options in the amount of 25,000 shares, with an exercise price equal to the closing price of the Registrant’s shares on November 25, 2008, and vesting quarterly over a 12 month period; and, an annual option grant in the amount of 10,000 shares, with an exercise price equal to the closing price of the Company’s stock on the grant date, and vesting quarterly over a 12 month period. There is no arrangement or understanding between Mr. Kelley and any other person pursuant to which Mr. Kelley was elected as a director.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated
December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

December 1, 2008	By:	/s/ David Lawrence

Name: David Lawrence
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 1, 2008